EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-126565, 333-84352 and 33-65183) of The Goodyear Tire & Rubber Company of our report dated June 5, 2020 relating to the financial statements and schedule of The Goodyear Tire & Rubber Company Employee Savings Plan for Bargaining Unit Employees, which appears in this Form 11-K.

BOBER, MARKEY, FEDOROVICH & COMPANY

Akron, Ohio

June 8, 2020